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                                                              Exhibit 2


                              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 28, 1994 (the Report of Independent Public Accountants) appearing on page 2 in this report on Form 11-K for the Employee Stock Ownership Plan of Southern California Edison Company into the previously filed Registration Statements of SCEcorp which follow:

             Registration Form               File No.               Effective Date

                  Form S-8                    33-32302              June 2, 1993
                  Form S-8                    33-46713              June 2, 1993
                  Form S-8                    33-46714              June 2, 1993
                  Form S-3                    33-47389              June 2, 1993
                  Form S-8                    33-51225              November 30, 1993
                  Form S-3                    33-44148              September 17, 1993



                                                  ARTHUR ANDERSEN & CO.
                                                  ARTHUR ANDERSEN & CO.

Los Angeles, California
March 28, 1994